UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

SUNPEAKS VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54523	27-0777112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9337 Fraser Avenue
Silver Spring, MD  20910
(Address of principal executive offices)  (zip code)

(204) 898-8160
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on January 15, 2013, our name will change from Sunpeaks Ventures, Inc. to Pharmagen, Inc.  Effective at the open of trading on January 15, 2013, our trading symbol will change to “PHRX.”

The name change was unanimously approved by our Board of Directors on November 5, 2012, and by a majority of our outstanding shares of common stock at our annual shareholder meeting held on December 28, 2012.

Item 5.07  Submission of Matters to a Vote of Security Holders.

We held our 2012 Annual Meeting of Shareholders on December 28, 2012, in Silver Spring, Maryland.  There were shareholders representing 526,599,676 votes present at the meeting, either in person or by proxy, which represented approximately 78% of the 673,549,531 total outstanding votes of the Company, so a quorum was present.  The following agenda items set forth in the Company’s 14A Proxy Statement on file with the SEC, were approved:

1.           The election of one (1) director, namely Mackie Barch, to serve until the next Annual Meeting of Shareholders and thereafter until a successor is elected and qualified. Mr. Barch was a director prior to the meeting.  The shares voting on this agenda item were voted as follows:

Director	Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes

Mackie Barch	479,834,577	-0-	-0-	958,861	-0-

2.           An amendment to our Articles of Incorporation to change the name of the Company from Sunpeaks Ventures, Inc. to Pharmagen, Inc.  The shares voting on this agenda item were voted follows:

Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes

526,599,676	561,365	-0-	147,476	-0-

A more detailed description of each agenda item at the 2012 Annual Shareholders Meeting can be found in our Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on November 19, 2012.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

3.01	Certificate of Amendment to Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunpeaks Ventures, Inc.

Dated: January 14, 2013	By:	/s/ Mackie Barch
By: Mackie Barch
Its: President and Chief Executive Officer

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